DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


      AGREEMENT     between     each    Fund    listed    on    Appendix    A,
(individually   a  "Customer"   and   collectively,   the   "Customers")   and
State Street Bank and Trust Company ("State Street").

                                   PREAMBLE

      WHEREAS, State Street has been appointed as custodian of certain assets of each Customer pursuant to a certain Custodian Agreement (the "Custodian Agreement") for each of the respective Customers;

      WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZONR Accounting System, in its role as custodian of each Customer, and maintains certain Customer-related data ("Customer Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

      WHEREAS, State Street makes available to each Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:


1.       SYSTEM AND DATA ACCESS SERVICES

      a.    System.   Subject   to  the   terms   and   conditions   of   this
Agreement,   State   Street   hereby   agrees   to   provide   each   Customer
with   access   to   State   Street's    Multicurrency   HORIZONR   Accounting
System    and   the   other    information    systems    (collectively,    the
"System")  as  described  in   Attachment   A,  on  a  remote  basis  for  the
purpose of obtaining reports, solely on computer hardware, system software and telecommunication links, as listed in Attachment B (the "Designated Configuration") of the Customer, or certain third parties approved by State Street that serve as investment advisors or investment managers (the "Investment Advisor") or independent auditors (the "Independent Auditors") of a Customer and solely with respect to the Customer or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

      b. Data Access Services. State Street agrees to make available to each Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of each Customer to originate electronic instructions to State Street on behalf of each Customer in order to
(i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

      c. Additional Services. State Street may from time to time agree to make available to a Customer additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, a Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

2. NO USE OF THIRD PARTY SOFTWARE

     State Street and each Customer acknowledge that in connection with the Data Access Services provided under this Agreement, each Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3. LIMITATION ON SCOPE OF USE

      a. Designated Equipment; Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of a Customer or the Investment Advisor or Independent Auditor located in Denver, C lorado ("Designated Location").

      b. Designated Configuration; Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and each Customer agree that each will engage or retain the services of trained personnel to enable both State Street and the Customer to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

     c. Scope of Use. Each Customer will use the System and the Data Access Services only for the processing of securities transactions, the keeping of books of account for the Customer and accessing data for purposes of reporting and analysis. Each Customer shall not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services,
(ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access
Services for any fund, trust or other investment vehicle without the prior written consent of State Street, (iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer or
(vi) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

      d. Other Locations. Except in the event of an emergency or of a planned System shutdown, each Customer's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, each Customer may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. Each Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

     e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

     f. No Modification. Without the prior written consent of State Street, a Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

     g. Security Procedures. Each Customer shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. Each Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

     h. Inspections. State Street shall have the right to inspect the use of the System and the Data Access Services by the Customer and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to Customer and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer's or the Investment Advisor's business.

4. PROPRIETARY INFORMATION

      a. Proprietary Information. Each Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentati n and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to each Customer shall be
deemed   proprietary   and   confidential   information   of  State  Street
(hereinafter "Proprietary Information"). Each Customer agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. Each Customer further acknowledges that State Street shall not be required to provide the Investment Advisor or the Investment Auditor with access to the System unless it has first received from the Investment Advisor of the Investment Auditor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C and/or Attachment C-1 to this Agreement. Each Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

     b. Cooperation. Without limitation of the foregoing, each Customer shall advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and each Customer will, at its expense, cooperate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

     c. Injunctive Relief. Each Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

     d. Survival. The provisions of this Section 4 shall survive the termination of this Agreement.

5. LIMITATION ON LIABILITY

     a. Limitation on Amount and Time for Bringing Action. Each Customer agrees any liability of State Street to the Customer or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Customer fo the preceding 24 months for such services. In no event shall State Street be liable to the customer or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

      b. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY
STATE   STREET.   IN  NO  EVENT   WILL   STATE   STREET   BE   LIABLE  TO  THE
CUSTOMER   OR  ANY  OTHER   PARTY   FOR  ANY   CONSEQUENTIAL   OR   INCIDENTAL
DAMAGES WHICH MAY ARISE FROM THE CUSTOMER'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

     c. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

     d. Regulatory Requirements. As between State Street and each Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

      e. Force Majeure. Neither State Street or a Customer shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6. INDEMNIFICATION

     Each Customer agrees to indemnify and hold State Street harmless from any loss damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer's employees or agents or the Investment Advisor or the Independent Auditor of the Customer and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7. FEES

     Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by each Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8. TRAINING, IMPLEMENTATION AND CONVERSION

      a. Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer's personnel in connection with the se of the System on the Designated Configuration. Each Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

     b. Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. Each Customer shall have the following responsibilities in connection with Installation and Conversion of the System:

      (i) The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated
Configuration  in  order  to use the  Data  Access  Services  at the  Designated
Location.

      (ii) State  Street  and the  Customer  each  agree  that they will  assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9. SUPPORT

      During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10. TERM OF AGREEMENT

      a. Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until term nated as herein provided.

      b. Termination of Agreement. Any party may terminate this Agreement (i) for any reason by giving the other parties at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. Termination of this Agreement with respect to any given Customer shall in no way affect the continued validity of this Agreement with respect to any other Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Agreement applicable to such Customer.

      c. Termination of the Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either State Street or the Customer terminates this Agreement or the Custodian Agreement for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by State Street and the Customer.

11. MISCELLANEOUS

      a. Assignment; Successors. This Agreement and the rights and obligations of each Customer and State Street hereunder shall not be assigned by any party without the prior written consent of the other parties, except that State Street may assi n this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

     b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

      c. Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

     d. Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

     e. Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

            IN WITNESS WHEREOF, each of the undersigned Funds severally has caused this Agreement to be duly executed in its name and through its duly authorized officer as of the date hereof.


                                    STATE STREET BANK AND TRUST COMPANY



                                    By:/s/ Ronald E. Logue
                                       -----------------------------------

                                    Title:  Executive Vice President

                                    Date:

                                    EACH FUND LISTED ON APPENDIX A



                                    By:/s/ Glen A. Payne
                                    -------------------------------------
                                    Title:  Secretary

                                    Date:  May 19, 1997

                                  APPENDIX A

                                INVESCO FUNDS

INVESCO Diversified Funds, Inc.
   INVESCO Small Company Value Fund

INVESCO Dynamics Fund, Inc.
   INVESCO Dynamics Fund, Inc.

INVESCO  Emerging Opportunity Funds, Inc.
   INVESCO Small Company Growth Fund
   INVESCO Worldwide Emerging Markets Fund

INVESCO Growth Fund, Inc.
   INVESCO Growth Fund, Inc.

INVESCO Income Funds, Inc.
   INVESCO High Yield Fund
   INVESCO Select Income Fund
   INVESCO Short-Term Bond Fund
   INVESCO U.S. Government Bond Fund

INVESCO Industrial Income Fund, Inc.
   INVESCO Industrial Income Fund, Inc.

INVESCO International Funds, Inc.
   INVESCO European Fund
   INVESCO International Growth Fund
   INVESCO Pacific Basin Fund

INVESCO Money Market Funds, Inc.
   INVESCO Cash Reserves Fund
   INVESCO Tax-Free Money Fund
   INVESCO U.S. Government Money Fund

INVESCO Multiple Asset Funds, Inc.
   INVESCO Balanced Fund

   INVESCO Multi-Asset Allocation Fund

INVESCO Specialty Funds, Inc.
   INVESCO Asian Growth Fund
   INVESCO European Small Company Fund
   INVESCO Latin American Growth Fund
   INVESCO Realty Fund
   INVESCO Worldwide Capital Goods Fund
   INVESCO Worldwide Communications Fund

INVESCO Strategic Portfolios, Inc.
   Energy Portfolio
   Environmental Services Portfolio
   Financial Services Portfolio
   Gold Portfolio
   Health Sciences Portfolio
   Leisure Portfolio
   Technology Portfolio
   Utilities Portfolio

INVESCO Tax-Free Income Funds, Inc.
   INVESCO Tax-Free Intermediate Bond Fund
   INVESCO Tax-Free Long-Term Bond Fund

INVESCO Treasurer's Series Trust
   INVESCO Treasurer's Money Market Reserve Fund
   INVESCO Treasurer's Prime Reserve Fund
   INVESCO Treasurer's Special Reserve Fund
   INVESCO Treasurer's Tax-Exempt Reserve Fund

INVESCO Value Trust
   INVESCO Intermediate Government Bond Fund
   INVESCO Total Return Fund
   INVESCO Value Equity Fund

INVESCO Variable Investment Funds, Inc.
   INVESCO VIF-Dynamics Portfolio
   INVESCO VIF-Health Sciences Portfolio
   INVESCO VIF-High Yield Portfolio
   INVESCO VIF-Industrial Income Portfolio

   INVESCO VIF-Small Company Growth Portfolio
   INVESCO VIF-Technology  Portfolio
   INVESCO VIF-Total Return Portfolio
   INVESCO VIF-Utilities  Portfolio
   INVESCO VIF-Growth Portfolio*
*Effective May 1, 1997.

                                 ATTACHMENT A


                   Multicurrency HORIZONR Accounting System
                          System Product Description


I. The Multicurrency HORIZONR Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services,
(iv) customer's internal computing systems and (v) various State Street provided information services products.

II. GlobalQuestR GlobalQuestR is designed to provide customer access to the following information maintained on The Multicurrency HORIZONR Accounting
System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history; and 10) daily, weekly and monthly evaluation services.

III. HORIZONR Gateway. HORIZONR Gateway provides customers with the ability to (i) generate reports using information maintained on the Multicurrency HORIZONR Accounting System which may be viewed or printed at the customer's location; (ii) extract and download data from the Multicurrency HORIZONR Accounting System; and (iii) access previous day and historical data. The following information which may be accessed for these purposes: 1) holdings; 2) holdings pricing; 3) transactions, 4) open trades; 5) income; 6) general ledger and 7) cash.

                                 ATTACHMENT B

                           Designated Configuration

                                 ATTACHMENT C

                                 Undertaking

   The  undersigned  understands  that  in  the  course  of  its  employment  as
Investment Advisor to each of the Funds (individually a, "Customer" , collectively, the "Customers") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System and other information systems (collectively, the "System").

   The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

   The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

     Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.




                                       By: /s/ Glen A. Payne
                                          ---------------------------------
                                       Title:  Secretary

                                       Date:   May 19, 1997

                                 ATTACHMENT D
                                    Support

      During the term of this Agreement, State Street agrees to provide the following on-going support services:

      a. Telephone Support. The Customer Designated Persons may contact State Street's HORIZONR Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Customer Designated Persons").

      b. Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

      c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

     d. System Enhancements. State Street will provide to the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

     e. Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

     f. Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.